     As filed with the Securities and Exchange Commission on April 3, 1998

                                                              SEC File No. 41295
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933

                       _________________________________



                            TERRACE HOLDINGS, INC.
          (Name of Small Business Issuer as specified in its charter)




             To Remove from Registration the Securities Related to Engagement Letter and Fee Agreement For Financial Communication Services


________________________________________________________________________________

                                 EXPLANATORY NOTE


   In accordance with Item 9(a)(3), the Registrant hereby removes from registration all of the 275,000 shares of Common Stock heretofore registered by means of this Registration Statement. The Engagement Letter and Fee Arrangement for Financial Communications Services dated September 29, 1997, between the Registrant and GFC Communications Corp. of West Palm Beach, Florida ("GFC") has been canceled. Accordingly, the 75,000 shares of Common Stock issued thereunder have been returned to the Registrant and canceled. Furthermore, the options to purchase up to 200,000 shares of Common Stock of the Registrant granted thereunder have also been canceled and none were exercised. Accordingly, all of such 275,000 shares of common stock heretofore registered in this Registration Statement are hereby removed from registration.

                                 SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 2nd day of April, 1998.

                                   TERRACE HOLDINGS, INC.

                                   By:   /s/ Samuel H. Lasko
                                       ---------------------------------------
                                       Samuel H. Lasko, President

  In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                           Title                         Date
----------                           -----                         ----

/s/ Steven Shulman*                  Director and Chief            April 2, 1998
-----------------------------------  Executive Officer
Steven Shulman

/s/ Samuel H. Lasko                  President and Director        April 2, 1998
-----------------------------------
Samuel H. Lasko

/s/ Jonathan S. Lasko*               Executive Vice-President,     April 2, 1998
-----------------------------------  Secretary, Chief Operating
Jonathan S. Lasko                    Officer, Principal Financial
                                     Officer and Director


/s/ Bruce S. Phillips*               Director                      April 2, 1998
-----------------------------------
Bruce S. Phillips

/s/ Mario Jacobs                     Principal Accounting Officer  April 2, 1998
-----------------------------------
Mario Jacobs

/s/ Bernard Rubin, M.D*              Director                      April 2, 1998
-----------------------------------
Bernard Rubin, M.D.

___________________________________  Director                      April__,1998
Richard Power

___________________________________  Director                      April__,1998
Fred A. Seigel


 /s/ Samuel H. Lasko
-----------------------------------
*By Samuel H. Lasko, pursuant to a
 Power of Attorney heretofore filed

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